Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Maiden Holdings, Ltd.
Hamilton, Bermuda

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Registration No. 333-146137), Form S-3 (post-effective amendment) (Registration No. 333-158578), Form S-8 (Registration No. 333-163515), Form S-8 (Registration No. 333-166934) and Form S-3 (Registration No. 333-172107) of Maiden Holdings, Ltd. of our reports dated March 3, 2014, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Maiden Holdings, Ltd.’s internal control over financial reporting, which appears in this Form10-K.

/s/ BDO USA, LLP

New York, New York
March 3, 2014